UNITED  STATES

SECURITIES  AND  EXCHANGE  COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT  REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 25, 2017 (May 19, 2017)

HPIL HOLDING

(Exact name of registrant as specified in its charter)

Nevada	333-121787	30-0868937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3738 Coach Cove Sanford, MI	48657
(Address of principal executive offices)	(Zip Code)

(248) 750-1015
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

            On May 19, 2017, HPIL Holding entered into an Addendum to the Brand License Agreement made by and between the World Traditional Shotokan Karate-Do Federation, the Licensor, and HPIL HOLDING, the Licensee, originally signed on December 29, 2014 (collectively, the “Agreement”).

            Pursuant to the Addendum, the Licensee, HPIL HOLDING will sponsor the WTFSKF World Karate Championship as well as The International Karate Gasshuku every year during the term of the original Brand License Agreement.  Furthermore, the Licensor, has granted to the Licensee, specifically, the exclusive use of its “Licensed Brand and Trademarks” and its “Licensed Products” and the exclusive “Sponsorship” of the two events and, in general, the exclusive sponsorship of any such similar event, from year to year, during the term of the Brand License Agreement.

HPIL intends to advance the development of Licensor’s products, programs and projects, and will have the exclusive right to the broadcast of a radio or television or internet broadcast of these events and will share in the profits from such events with the Licensor.

            The description of the Agreement above is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 99.1 and incorporated in this Item 1.01 by reference.

            Confidential treatment has been requested for certain portions of this Agreement. Omitted portions have been filed separately with the Commission.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

            (d) Exhibits

Exhibit                       Description

99.1*                           Addendum to the Brand License Agreement made by and between the World Traditional Shotokan Karate-Do Federation, the Licensor, and HPIL HOLDING, the Licensee, dated May 19, 2017.

*

Filed herewith. Portions of this exhibit are omitted and were filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment under 24b-2 of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HPIL Holding (Registrant)

Date: May 25, 2017.	By: /S/ Nitin Amersey Nitin Amersey Director, Chief Financial Officer, Treasurer and Corporate Secretary